Exhibit 10.16

DEVELOPMENT AND CLINICAL SUPPLIES AGREEMENT AMENDMENT NO. 1*

Radius Health Inc. (“RADIUS”) and 3M COMPANY (“3M”) and 3M INNOVATIVE PROPERTIES COMPANY (“3M IPC”) entered into the certain Development and Clinical Supplies Agreement (the “Agreement”) as of June 19, 2009 (“Effective Date”).

Pursuant to Paragraph 9.4 of the Agreement, the parties wish to enter into this Amendment No. 1 to the Agreement (“Amendment No. 1”) effective as of December 31, 2009 (“Amendment Date”).  Capitalized terms used in this Amendment No. 1 and not defined herein are used with the meanings ascribed to them in the Agreement.

NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Amendment No. 1, the parties agree as follows:

1.  Change in Work Plan; Change in Price Structure.  The parties were required to undertake additional work not contemplated by the Work Plan concerning viscosity experiments with respect to the Product.  This additional work increased the costs to perform Stage 3 of the Work Plan above the Program Cost Estimate set forth in the Agreement.  The parties have conferred with respect to these incremental costs as well as the activities and pricing outlined in the Work Plan and have agreed that the costs for these viscosity experiments as well as all other activities outlined in the Work Plan, including but not limited to preclinical and clinical activities relating to the development and manufacturing of the [*] and [*] mcg doses, stability testing, information supporting manufacturing and regulatory filings, as well as on site training support for clinicians shall not exceed $[*] in the aggregate.

2.  Ratification.  Except to the extent expressly amended by this Amendment No. 1, all of the terms, provisions and conditions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.  The term “Agreement”, as used in the Agreement, shall henceforth be deemed to be a reference to the Agreement as amended by this Amendment No. 1.

3.  General.  This Amendment No. 1 may be executed in counterparts, each of which will be deemed an original with all such counterparts together constituting one instrument.

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* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed and duly delivered by their respective duly authorized officers, intending it to take effect as of the Amendment Date.

3M COMPANY

Signed:	/s/ James A. Vaughan	Dated:	01/18/2010

Printed: James A. Vaughan		Title: 3M Drug Delivery System Division Vice-President

3M INNOVATIVE PROPERTIES COMPANY

Signed:	/s/ Robert W. Sprague	Dated:	January 13, 2010

Printed: Robert W. Sprague		Title: Secretary

RADIUS HEALTH INC.

Signed:	/s/ B.N. Harvey	Dated:	2/24/10

Printed: B. Nicholas Harvey		Title: Chief Financial Officer